Exhibit 99.2

CONSENT OF BTIG, LLC

August 2, 2023

Special Committee of the

Board of Directors

Great Ajax Corp.

13190 SW 68th Parkway, Suite 110

Tigard, OR 97223

Members of the Special Committee of the Board of Directors:

We hereby consent to (i) the inclusion of our opinion letter, dated June 30, 2023, to the Special Committee of the Board of Directors of Great Ajax Corp. (“Great Ajax”) as Annex C to the Proxy Statement/Prospectus of Great Ajax and Ellington Financial Inc. (“EFC”) relating to the proposed merger of Great Ajax with and into EF Acquisition I LLC, a wholly owned subsidiary of EFC (the “Proxy Statement/Prospectus”), which Proxy Statement/Prospectus forms a part of EFC’s Registration Statement on Form S-4 dated August 2, 2023 (the “Registration Statement”) to which this consent is filed as an exhibit, and (ii) the references to such opinion and to our firm in such Proxy Statement/Prospectus under the headings “SUMMARY—Opinion of Great Ajax Special Committee’s Financial Advisor, BTIG, LLC,” “THE MERGER—Background of the Merger,” “THE MERGER—Recommendation of the Great Ajax Board and Its Reasons for the Merger,” “THE MERGER—Opinion of Great Ajax Special Committee’s Financial Advisor, BTIG, LLC,” and “THE MERGER—Certain Great Ajax Unaudited Prospective Financial Information.” Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the aforementioned Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any other amendments or supplements thereto. In giving the foregoing consent, we do not admit (1) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, or (2) that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ BTIG, LLC
BTIG, LLC